Exhibit 10.2
Form of Horsehead Holding Corp. Stock Option
Grant Agreement
This Grant Agreement (the “Grant Agreement”), dated as of January 16, 2007 (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the 2006 Long-Term Equity Incentive Plan (the “Plan”) of Horsehead Holding Corp. (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of the Common Stock, par value $0.01 per share, of the Company (the “Shares”) set forth below and on the following terms and conditions:
1.	Name of the Optionee:

2.	Number of Shares subject to this option:

3.	Exercise price per Share subject to this option:

4.	Date of grant of this option:

5.	Type of option: Non-qualified Option

6.	Vesting:
a.	Except as otherwise expressly provided in Section 6 b hereof, 20% of the total number of Shares subject to this option shall vest as of [ ] of each year (commencing on the first such date occurring after the Effective Date and becoming fully vested on the fifth such date occurring after the Effective Date).

b.	Notwithstanding anything to the contrary contained in Section 6 a hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Change in Control (as defined in Section 6 e below) (i) that is consummated after November 30, 2007; (ii) in which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board or the Committee (each as defined in the Plan) in its sole discretion); and (iii) following which Sun Capital Partners, Inc. and its affiliates (“Sun Capital”) will hold fewer than 1% of the outstanding shares of the common stock of the Company.

c.	In the event of a Change in Control that is consummated after November 30, 2007, the Committee (as in place immediately prior to the Change in Control) may, in its sole discretion, terminate (i) any vested Options (including Options that would vest upon a Change in Control) without payment of any kind provided that the Optionee shall first be given notice of such termination and of the proposed Change in Control and shall be given at least 15 days prior to such Change in Control to exercise all vested Options (and all Options that would vest upon the Change in Control) that are to be so terminated or (ii) any vested Options (including Options that would vest upon a Change in Control) for a payment of cash or (iii) without payment of any kind any vested Option (including Options that would vest upon a Change in Control) that on the date of such Change in Control has an exercise price that exceeds or is equal to the Fair Market Value of a share of Common Stock of the Company.

d.	Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, and (y) except with respect to Section 9 below, on and after the start of the date on which the Optionee’s employment is terminated for Cause (as defined in the Plan), (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion of this option can be exercised at the time or times specified in Section 7 below.

e.	For purposes of this Agreement, “Change in Control” shall mean:
(i)	if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person (as defined in the Plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iii)	consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.
7.	The vested portion of this option can be exercised at any time and from time to time after November 30, 2007 and before the earliest of the following dates:
a.	January 24, 2017;

b.	the date on which the Optionee’s employment terminates; provided that if the Optionee’s employment has terminated: (i) other than due to death, Disability, Retirement (each as defined in the Plan) or Cause, then any portion of the option exercisable pursuant to this Section 7 b may also be exercised on or after the date of termination but on or before the 30th day following the date of termination, (ii) due to death or Disability, then any portion of the option exercisable pursuant to this Section 7 b may also be exercised on or after the date of termination but on or before the date that is six months after the date of termination or death or (iii) due to his or her Retirement, then any portion of the option exercisable pursuant to this Section 7 b may also be exercised on or after the date of termination but on or before the 90th day after the date of Retirement.

8.	It is the Company’s intent that the option not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Code Sections 409A(2), (3) or (4), and the Company may make any changes to this Grant Agreement it determines are necessary to effectuate that intent without the consent of the Optionee.

9.	If the Optionee exercises any portion of this option and, within one year thereafter, either (i) is terminated from the Company or a Subsidiary (as defined in the Plan) for any of the reasons specified in the definition of Cause, or (ii) breaches any of the covenants or agreements set forth in Annex A hereto, then the Board or Committee may, in its discretion, require Optionee to pay the Company the gain represented by the difference between the aggregate selling price of the shares of Common Stock acquired upon the exercise of options (or, if such shares of Common Stock were not then sold, their aggregate Fair Market Value (as defined in the Plan) on the date of exercise) and the aggregate exercise price of the options exercised (the “Option Gain”), without regard to any subsequent increase or decrease in the Fair Market Value of the Common Stock. In addition, the Company may, in its discretion, deduct from any payment of any kind (including salary or bonus) otherwise due to any such participant an amount equal to the Option Gain.

10.	The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.

11.	The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

12.	If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

The Optionee may not exercise this option for a fraction of a share of Common Stock.

13.	Unless the Board or Committee determines otherwise, the Optionee may transfer the option granted hereunder only by will or the laws of descent and distribution. Unless the context requires otherwise, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 13. Unless the Board or Committee determines otherwise, the option may be exercised only by the Optionee; or by the Optionee’s executor or administrator; or

by any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or representative of any of the foregoing.

14.	In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Board or Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by this option and the exercise price specified herein. Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in paragraph 6 e., the Board or Committee may, in its discretion, (i) cancel any or all outstanding Option Shares (as defined in the Plan) in consideration for payment to the Optionee of an amount equal to the portion of the consideration that would have been payable to the Optionee pursuant to such transaction if the option had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Optionee pursuant to such transaction if the option had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such Option Shares for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Board’s or Committee’s discretion.

15.	The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. Inconsistencies between this Grant Agreement and the Plan shall be resolved in accordance with the terms of this Grant Agreement. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

16.	Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Grant Agreement may be amended or waived with the prior written consent of the Company and either (i) the Optionee or (ii) the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless the Optionee will be treated in a manner different from other Plan participants, in which case the Optionee’s written consent will also be required).

17.	The Optionee hereby acknowledges, agrees and confirms that, upon his or her exercise of this option, the Optionee will be deemed to be a party to the Securityholders’ Agreement attached hereto as Annex D and shall have all of the rights and obligations of the “Minority Securityholders” thereunder as if the Optionee had executed the Securityholders’ Agreement. The Optionee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Securityholders’ Agreement.
Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee’s employment or other performance of services at any time (with or without Cause), nor confer upon the Optionee any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue the

Optionee’s present (or any other) rate of compensation or level of responsibility, and in the event of termination of employment or other performance of services (including, but not limited to, termination without Cause and other than termination due to death, Disability or, if the Board or Committee so provides, Retirement), any portion of the Option that was not previously vested and exercisable shall expire and be forfeited. Nothing in this Agreement shall confer upon the Optionee any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in paragraph 15 above.
[Signature page follows.]

Accepted and Agreed:

Horsehead Holding Corp.

By:

Signature of Optionee	Name:
Title:

Attachments:	Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)
Annex D (Securityholders’ Agreement)

ANNEX A
COVENANTS AND AGREEMENTS OF OPTIONEE
1. Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations. Optionee agrees that Optionee will not, whether during Optionee’s service as an employee of the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun Capital or the Company and their respective Subsidiaries and affiliates (the “Group”) or any other person, firm or entity, confidential information or trade secrets relating to any member of the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Group. The foregoing confidentiality agreement shall not apply if the communication (i) is required in the course of performing Optionee’s duties as an employee of the Company or its Subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required by law or judicial or administrative process.
2. During Optionee’s service as an employee of the Company or its Subsidiaries and for the period thereafter, Optionee shall not, to the detriment of any member of the Group, directly or indirectly, for Optionee or on behalf of any other person, firm or entity: (i) solicit, hire, employ, engage, retain or enter into a business affiliation with any person who at any time during the preceding 12 month period was an employee of, the Company or any of its Subsidiaries, or (ii) encourage, induce or attempt to encourage or induce any person who at any time during the preceding 12 month period was a supplier or customer of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries or to decrease the amount of business such supplier or customer does with the Company or any of its Subsidiaries.
3. During Optionee’s service as an employee of the Company or its Subsidiaries and for the period (or for such period during which Optionee receives severance from the Company, if longer) thereafter, Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or its subsidiary or parent companies (collectively, the “Company Business”) anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years. THIS PARAGRAPH 4 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST-TERMINATION ACTIVITY BY OPTIONEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.
4. Whether during or after the term of Optionee’s employment or service, Optionee shall not disparage, defame or discredit any member of the Group or engage in any activity which would have the effect of disparaging, defaming or discrediting any member of the Group.
5. Optionee acknowledges that Optionee’s service as an employee of the Company or its Subsidiaries, as the case may be, and the agreements herein are reasonable and necessary for the protection of Sun Capital and the Company and its Subsidiaries and affiliates and are an essential inducement to the Company’s grant of the

Option. Accordingly, Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.
6. Optionee acknowledges that the services to be rendered by Optionee to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof Optionee agrees and consents that if Optionee violates the provisions of this Annex A, Sun Capital and the Company or its Subsidiaries and affiliates, in addition to any other rights and remedies available under this Grant Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting Optionee from committing or continuing any such violation.

ANNEX B
Stock Option Plan of Horsehead Holding Corp.
Notice of Exercise of Stock Option
     1. Exercise of Option. Pursuant to the 2006 Long-Term Equity Incentive Plan of Horsehead Holding Corp. (the “Plan”) and my agreement with Horsehead Holding Corp. (the “Company”) dated January 24, 2007 (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of                      shares of Common Stock of the Company (the “Shares”).
     2. Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of $                     in full payment of the purchase price of the Shares determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.
     3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:
          (a) I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).
          (b) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.
          (c) I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.
          (d) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.
          (e) I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.
          (f) I understand that any Shares purchased hereunder shall be subject to the Securityholders’ Agreement of the Company dated as of December 23, 2003, as it may be amended from time to time (“Securityholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I execute the attached signature page of the Securityholders’

          Agreement, agreeing to be bound thereby. I have had a full and fair opportunity to review the Securityholders’ Agreement prior to exercising the Option.
          (g) I understand that the certificate representing the Shares will be imprinted with the following legends:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.
THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SECURITYHOLDERS’ AGREEMENT DATED AS OF DECEMBER 23, 2003, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF HORSEHEAD HOLDING CORP., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.
          (h) I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.
          (i) I am presently an employee of the Company.
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Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

Holding Corp.

By:

Print Name:

Title:

Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.

ANNEX C
2006 LONG-TERM EQUITY INCENTIVE PLAN
(See attached.)

ANNEX D
SECURITYHOLDERS’ AGREEMENT
(See attached.)